Exhibit 21.2

SUBSIDIARIES OF THE COMPANY AS OF MAY 17, 2013

•                                   ASTI Transportation Systems, Inc. (Delaware)

•                                   EII Transports Inc. (Pennsylvania)

•                                   Gateway Trade Center Inc. (New York)

•                                   Precision Solar Controls Inc. (Texas)

•                                   Protection Services Inc. (Pennsylvania)

•                                   SCI Products Inc. (Pennsylvania)

•                                   Work Area Protection Corp. (Illinois)